UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2026

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Chestnut Ridge Road, Suite 444

Montvale, New Jersey 07645

(Address of Principal Executive Offices)

(833) 764-1443

(Issuer’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported in the Current Report on Form 8-K filed by Transportation and Logistics Systems, Inc. (OTCID: TLSS) (the “Company”), a publicly traded holding company, with the Securities and Exchange Commission on August 12, 2026, at a special meeting of the stockholders of the Company held on August 11, 2026, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 5,000-for-1 (the “Reverse Stock Split”).

On September 18, 2026, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada providing for the Reverse Stock Split (the “Certificate of Change”) and the Reverse Stock Split became effective on October 2, 2026 (the “Effective Date”).

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective on the Effective Date. The common stock will begin trading on a split-adjusted basis on the OTC Markets under the existing trading symbol “TLSS” once The Depository Trust Company (“DTC”) completes processing of the rounding up of fractional shares at the beneficial owner level. The CUSIP number for the common stock will change to 89388L207.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of common stock held by each stockholder automatically converted into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) five thousand (5,000). No fractional shares were issued in connection with the Reverse Stock Split, and no cash or other consideration was paid in lieu of fractional shares. Instead, the Company issued one whole share of post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Equiniti Trust Company, LLC is acting as the transfer and exchange agent for the Reverse Stock Split. Registered stockholders are not required to take any action to receive post-Reverse Stock Split shares. Stockholders who hold their shares in electronic form at brokerage firms also do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Change of Transportation and Logistics Systems, Inc. filed with the Secretary of State of the State of Nevada on September 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2026	TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Chief Executive Officer